Exhibit 2

Certificate of Officer

The undersigned, Jason Roos, Chief Financial Officer of Logan Ridge Finance Corporation, a Maryland corporation (the “Company”), does hereby certify that:

1.

This certificate is being delivered to the Securities and Exchange Commission (the “SEC”) in connection with the filing of the Company’s fidelity bond (the “Bond”) pursuant to Rule 17g-1 of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the SEC is entitled to rely on this certificate for purposes of the filing.

2.

The undersigned is the duly elected, qualified and acting Chief Financial Officer of the Company, has custody of the corporate records of the Company and is a proper officer to make this certification.

3.

Attached hereto as Annex A is a copy of the resolutions approved by the Board of Directors of the Company, including a majority of the Board of Directors who are not “interested persons” of the Company, as such term is defined under the Investment Company Act, approving the amount, type, form and coverage of the Bond and the portion of the premium paid by the Company.

IN WITNESS WHEREOF, the undersigned has caused this certificate to be executed this 30th day of December, 2021.

/s/ Jason Roos
Jason Roos
Chief Financial Officer

Annex A

Approve Fidelity Bond Insurance Coverage

RESOLVED, that the Board, including a majority of the directors of the Company who are not “interested persons” of the Company (the “Independent Directors”), as defined by Section 2(a)(19) of the Investment Company Act of 1940, as amended (the “1940 Act”), hereby approves the Company being named as an insured under a fidelity bond maintained by The Federal Insurance Company, a Chubb subsidiary, having coverage that complies with Rule 17g-1 under the 1940 Act and issued by a reputable fidelity insurance company, against larceny and embezzlement and such other types of losses as are included in standard fidelity bonds, covering the officers and other employees of the Company from time to time, containing such provisions as may be required by the rules promulgated under the 1940 Act; and

RESOLVED, that the fidelity bond in the amount and in substantially the form presented to the Board, be, and the same hereby is, approved by the Board, including by a majority of the Independent Directors, after consideration of all factors deemed relevant by the Board and the Independent Directors, including the amount of the bond, the expected value of the assets of the Company to which any person covered under the bond may have access, the estimated amount of the premium of such bond, the type and terms of the arrangements made for the custody and safekeeping of the Company’s assets, and the nature of the securities in the Company’s portfolio; and

RESOLVED, that the officers of the Company be, and each of them hereby is, authorized to enter into said fidelity bond in substantially the form presented to the Board; and

RESOLVED, that the Chief Financial Officer of the Company be, and hereby is, designated as the party responsible for making the necessary filings and giving the notices with respect to such bond required by paragraph (g) of Rule 17g-1 under the 1940 Act.